19-Apr-11

Mr. Al Hartman
Chief Executive Officer
HARTMAN INCOME REIT , INC.
2909 Hillcroft , Suite 420
Houston , TX

Dear Mr. Hartman,

I am writing to cnfirm that I am resigning from my position as a Director with Hartman Income REIT, INC as well as Hartman Short Term Income Properties XX, Inc. and as a member on Board committees of each company effective at the close of business today.

I appreciate the associations with you , the other board members , and your staff.

I wish you and the companies the best of success in the future.

If I can assist in any way, please call on me.

Very sincerely ,

Larry Bouffard

Larry Bouffard